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                         ENTERTAINMENT BOULEVARD INC.


                              Up to 4,000 Shares

                 8.0% Mandatorily Convertible Preferred Stock


                          PLACEMENT AGENCY AGREEMENT

                                                            September 3, 1999



Robb Peck McCooey Clearing Corporation
  As Placement Agent
One Exchange Plaza
New York, NY  10006


Gentlemen:

       This letter confirms our agreement (this "Agreement") to retain Robb Peck McCooey Clearing Corporation, or its affiliates, assigns or designees, as: (1) our exclusive agent (the "Placement Agent") to introduce Entertainment Boulevard Inc. (the "Corporation") to certain investors (collectively, the "Investors") as prospective purchasers of up to $2.0 million of its shares of its 8.0% Mandatorily Convertible Series A Preferred Stock, stated value $1,000 per share (the "Initial Securities"), convertible into shares of common stock, par value $0.001 per share (the "Common Stock"), of the Corporation, and an aggregate of not more than $2.0 million of additional shares (the "Additional Securities") in a private placement (the "Placement") as will be more fully described herein and in the confidential disclosure documents prepared by the Corporation and provided to the Placement Agent for use in connection with the proposed Placement, including, without limitation, the most recent Business Plan provided to the Placement Agent (said disclosure documents as amended and supplemented from time to time hereafter being hereinafter collectively referred to as the "Business Plan" and incorporated herein by this reference) and (2) the Corporation's financial advisor to provide the investment banking services described more specifically in Section 11 herein. The Additional Securities, together with the Initial Securities are hereinafter referred to as the "Securities." The Placement Agent will have no obligation to purchase any of the Securities offered by the Corporation in the Placement. The Placement Agent agrees that the Initial Securities will be sold on or before September 7, 1999, and that the $2.0 million of the Additional Securities will be sold within 10 days of the date the Registration Statement has been declared effective.

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       The Placement is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) under the Securities Act and Regulation D ("Regulation D") of the Rules and Regulations of the Securities and Exchange Commission ("SEC") promulgated under the Securities Act (the "Rules and Regulations").

       The engagement described herein shall be in accordance with applicable laws and pursuant to the following procedures and terms and conditions:

       1. AGREEMENT TO ACT AS PLACEMENT AGENT. On the basis of the representations, warranties and agreements of the Corporation herein contained and subject to all the terms and conditions of this Agreement, the Placement Agent agrees to act as the Corporation's exclusive placement agent.
 Upon any sale of Securities, the Corporation shall (i) pay to the Placement Agent 10% of the proceeds received by the Corporation from the sale of such Securities, (ii) provide the Placement Agent a non-accountable expense allowance equal to 2% of the proceeds received by the Corporation from the sale of such Securities and (iii) issue to the Placement Agent or its assign or designee pursuant to a Warrant Agreement dated the date hereof by and between the Corporation and you (the "Placement Agent's Warrant Agreement") a 5-year warrant to purchase 250,000 shares of the Corporation's Common Stock at a purchase price of $2.00 per share (the "Placement Agent Warrants"). Except as provided herein or unless otherwise mutually agreed by the parties in writing, during the term of this Agreement, the Placement Agent shall receive the fees described herein, regardless of whether the Investor was introduced to the Corporation by the Placement Agent. The shares of Common Stock issuable upon exercise of the Placement Agent Warrants are hereinafter referred to as the "Warrant Shares" and the Placement Agent Warrants and
Warrant Shares are together referred to as the "Agent's Securities."   The
Corporation agrees to register the Warrant Shares pursuant to the terms of that certain Registration Rights Agreement dated the date hereof between the Corporation and you (the "Registration Rights Agreement").

       2. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION. The Corporation hereby represents and warrants to, and agrees with, the Placement Agent, as of the date hereof and as of the date of the consummation of the sale of the Securities (the "Closing"), that:

              (a) The Business Plan does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of the Placement Agent expressly for use in the Business Plan or any amendment or supplement thereto. The Corporation has not distributed any offering material in connection with the offering or sale of the Securities other than the Business Plan. The Corporation confirms that it has not provided the Investors or their agents or counsel with any information that constitutes or might constitute material non-public information.

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              (b)    There has been no notification with respect to the
suspension of the qualification of the Securities for sale in any jurisdiction or initiation or, to the knowledge of the Corporation, threat of any proceeding for such purpose.

              (c) The financial statements and the related notes included in the Business Plan present fairly, in all material respects, the financial condition of the Corporation as of the dates thereof and the results of its operations and cash flows at the dates and for the periods covered thereby in conformity with generally accepted accounting principles ("GAAP"). No other financial statements or schedules of the Corporation or any other entity are required by the Securities Act or the Rules and Regulations to be included in the Business Plan. Singer Lewak Greenbaum & Goldstein, LLP (the "Accountants"), who have reported on such financial statements and schedules, are independent accountants with respect to the Corporation as required by the Securities Act and the Rules and Regulations. The financial statements of the Corporation and the related notes and schedules included in the Business Plan have been prepared in conformity with the requirements of the Securities Act and the Rules and Regulations and present fairly the information shown therein.

              (d) The Corporation maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (e) The Corporation is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Corporation has no subsidiaries other than International Net Broadcasting, LLC, a wholly-owned subsidiary (the "SUBSIDIARY"). The Subsidiary is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of California, with full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Corporation and the Subsidiary is duly qualified to do business and is in good standing as a foreign corporation or limited liability company, as the case may be, in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Securities or any of the other Transaction Documents (as defined below), (y) have or result in a material adverse effect on the results of operations, assets, prospects (insofar as such prospects may reasonably be foreseen) or financial condition of the Corporation and the Subsidiary, taken as a whole or (z) adversely impair the Corporation's ability to perform fully on a timely basis its obligations under any Transaction Document, including, without limitation, the Corporation's obligations under Section 3.7 of the Securities Purchase Agreement between the Corporation and the purchasers of Securities (the "Securities Purchase Agreement") (any of (x), (y) or (z), being a "MATERIAL ADVERSE EFFECT").

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              (f)    Since the date as of which information is given in the
Business Plan, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Corporation and the Subsidiary, taken as a whole, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Corporation or the Subsidiary, other than those in the ordinary course of business, which are material with respect to the Corporation, and the Subsidiary, taken as a whole, (iii) there has been no dividend or distribution of any kind declared, paid or made either by the Corporation or the Subsidiary on any class of its respective securities, and (iv) neither the Corporation nor the Subsidiary has incurred any liabilities or obligations, either direct or contingent, other than in the ordinary course of business.

              (g) The Corporation has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents (as defined) and otherwise to carry out its obligations hereunder and thereunder. This Agreement, the Secured Bridge Note, the Loan and Security Agreement, the Securities Purchase Agreement, the Certificate of Designation, the Registration Rights Agreements and the Placement Agent's Warrant Agreement are collectively referred to as the "TRANSACTION DOCUMENTS." The execution and delivery of each of the Transaction Documents by the Corporation and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Corporation and no further action is required by the Corporation. Each of the Transaction Documents has been duly executed by the Corporation and when delivered in accordance with the terms hereof will constitute the legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Neither the Corporation nor the Subsidiary is in violation of any of the provisions of its respective articles of incorporation, bylaws or other organizational documents. Prior to the Closing the Certificate of Designation has been filed with the Secretary of State of the State of Nevada and will be in full force and effect, enforceable against the Corporation in accordance with the provisions thereof.

              (h) Each of the Corporation and the Subsidiary has filed all federal, state, local and foreign tax returns that are required to be filed or has requested extensions thereof and have paid all taxes and all assessments to the extent that the same have become due. No tax assessment or deficiency has been made or proposed against the Corporation or the Subsidiary nor has the Corporation or the Subsidiary received any notice of any proposed assessment or deficiency. The charges, accruals and reserves shown as the financial statements included in the Business Plan, in respect of taxes for all fiscal periods to date are adequate based on current law. There is no material unpaid assessment or proposal by any taxing authority for additional taxes for which the Corporation does not have adequate reserves for any fiscal year.

              (i) On the date hereof, the authorized capital of the Corporation consists of (i) 50,000,000 shares of Common Stock, $0.001 par value and (ii) 1,000,000 shares of preferred

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stock, $0.01 par value, 10,000 of which will be designated 8.0% Mandatorily
Convertible Series A Preferred Stock, $0.01 par value. SCHEDULE 2.1(c) of the Securities Purchase Agreement sets forth the shares issued and outstanding of the Corporation as of the date hereof. SCHEDULE 2.1(c)(i) of the Securities Purchase Agreement sets forth the options, warrants and convertible securities of the Corporation (the "DERIVATIVE SECURITIES") which are outstanding on the date hereof, including in each case (i) the name and class of such Derivative Securities, (ii) the issue date of such Derivative Securities, (iii) the number of shares of Common Stock of the Corporation into which such Derivative Securities are convertible as of the date hereof,
(iv) the conversion or exercise price or prices of such Derivative Securities as of the date hereof and (v) the expiration date of any conversion or exercise rights held by the owners of such Derivative Securities. All issued and outstanding shares of capital stock of the Corporation and the Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable. No shares of the capital stock of the Corporation are entitled to preemptive or similar rights, nor is any holder of the capital stock of the Corporation entitled to preemptive or similar rights arising out of any agreement or understanding with the Corporation by virtue of any of the Transaction Documents. To the best knowledge of the Corporation except as disclosed on SCHEDULE 2.1(c)(v) of the Securities Purchase Agreement, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) or has the right to acquire by agreement with or by obligation binding upon the Corporation beneficial ownership of in excess of 5% of the Common Stock. A "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind. The Common Stock is quoted on the OTC Bulletin Board ("OTCBB"). The issuance and sale of the Placement Agent Warrants have been duly authorized by the Corporation, and the Placement Agent Warrants, when issued in accordance with the terms of this Agreement and the Placement Agent's Warrant Agreement will (i) be duly and validly issued, (ii) constitute valid and legally binding obligations of the Corporation, enforceable against and in accordance with their terms and entitled to the benefits of the Placement Agent's Warrant Agreement and (iii) be exercisable for the Warrant Shares in accordance with their terms.

              (j) The shares of Common Stock into which the Securities are convertible have been duly authorized, and when issued and paid for in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances, and rights of first refusal of any kind (collectively, "LIENS"). The Corporation has, and at the Closing will have, and at all times while the Securities are outstanding will maintain an adequate reserve of duly authorized shares of Common Stock as may be necessary to enable it to perform its obligations under this Agreement, the Placement Agent's Warrant Agreement and the Registration Rights Agreement. The Warrant Shares have been duly authorized and reserved for issuance upon exercise of the Placement Agent Warrants and, when issued and paid for upon such exercise in accordance with the terms thereof, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights. The holders of the Placement Agent Warrants will not be subject to personal liability by reason of being such holders.

              (k) Except as set forth in the Business Plan or the Securities Purchase

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Agreement, the execution, delivery and performance of this Agreement, the
Placement Agent's Warrant Agreement and the Registration Rights Agreement by the Corporation and the Subsidiary and the consummation by the Corporation and the Subsidiary of the transactions contemplated hereby and thereby, do not and will not (i) conflict with or violate any provision of its articles of incorporation, bylaws or other organizational documents (each as amended through the date hereof) or (ii) subject to obtaining the consents referred to in Section 2(u) of this Agreement, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument (evidencing a Corporation or Subsidiary debt or otherwise) to which the Corporation or the Subsidiary is a party or by which any property or asset of the Corporation or the Subsidiary is bound or affected, (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Corporation or the Subsidiary is subject (including Federal and state securities laws and regulations), or by which any material property or asset of the Corporation or the Subsidiary is bound or affected, or (iv) result in the creation of imposition of a Lien upon any of the Securities or any of the assets of the Corporation or the Subsidiary, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Corporation and the Subsidiary is not being conducted in violation of any law, ordinance or regulation of any governmental authority except for any such violation as would not individually or in the aggregate, have or result in a Material Adverse Effect.

              (l) The Corporation is not, and is not controlled by or under common control with an affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

              (m) Except as specifically set forth in SCHEDULE 2.1(g) of the Securities Purchase Agreement, there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation or the Subsidiary or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

              (n) Except as set forth in the Business Plan or the Securities Purchase Agreement, there are no (i) hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials"), the existence of which is in violation of any environmental law or regulation, on any of the properties owned or leased by the Corporation or the Subsidiary, or (ii) spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring from such properties. Except as described in the Business Plan, each of the Corporation and the Subsidiary is in compliance with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, which alone is, or in the

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aggregate are, likely to have a Material Adverse Effect on the Corporation and the Subsidiary, taken as a whole.

              (o) Except as set forth in the Business Plan or the Securities Purchase Agreement, the business, operations and facilities of the Corporation and the Subsidiary have been and are being conducted in compliance in all material respects with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or Hazardous Materials), of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction, and all applicable judicial or administrative agencies or regulatory decrees, awards, judgments and orders relating thereto; and neither the Corporation nor the Subsidiary has received any notice from any governmental instrumentality or any third party alleging any violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

              (p) The Corporation and the Subsidiary possess all franchises, certificates, licenses, authorizations and permits or similar authority necessary to conduct their respective businesses except where the failure to possess such permits would not, individually or in the aggregate, have a Material Adverse Effect ("MATERIAL PERMITS"), and neither the Corporation nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

              (q) Except as disclosed in SCHEDULE 2.1(t) of the Securities Purchase Agreement, the Corporation and the Subsidiary have good and marketable title in fee simple to all real property and personal property owned by them which is material to the business of the Corporation or the Subsidiary, in each case free and clear of all Liens, except for liens, claims or encumbrances that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Corporation or the Subsidiary. Any real property and facilities held under lease by the Corporation or the Subsidiary are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Corporation or the Subsidiary or third party.

              (r) Except as disclosed in SCHEDULE 2.1(w) of the Securities Purchase Agreement, the Corporation and the Subsidiary maintain property and casualty, general liability, workers' compensation, environmental hazard, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate, consistent with industry standards. Neither the Corporation nor the Subsidiary has received notice from, and has any knowledge of any threat by, any insurer (that has issued any insurance policy to the Corporation or the Subsidiary) that such insurer intends to deny coverage under or cancel,

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discontinue or not renew any insurance policy presently in force.

              (s) The Securities are senior in right of payment, whether upon liquidation, dissolution or otherwise to all other existing equity securities of the Corporation.

              (t) Except as described on SCHEDULE 2.1(s) of the Securities Purchase Agreement, (i) the Corporation has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Corporation registered with the SEC or any other governmental authority which has not been satisfied and (ii) no Person, including, but not limited to, current or former shareholders of the Corporation, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement, the Placement Agent's Warrant Agreement and the Registration Rights Agreement.

              (u) Except as specifically set forth in SCHEDULE 2.1(f) of the Securities Purchase Agreement, neither the Corporation nor the Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Corporation of the Transaction Documents, other than (i) the filing of the Registration Statement with the SEC, which shall be filed in accordance with and in the time periods set forth in the Registration Rights Agreement, (ii) the approval of the Board of Directors and the filing of the Certificate of Designation with respect to the Preferred Stock with the Secretary of State of the State of Nevada, which filing and approvals with respect to the Preferred Stock shall be effected prior to the Closing, and (iii) any filings, notices or registrations under applicable federal and state securities laws (together with the consents, waivers, authorizations, orders, notices and filings referred to in SCHEDULE 2.1(f) of the Securities Purchase Agreement, the "REQUIRED APPROVALS").

              (v) Any certificate signed by any officer of the Corporation and delivered to the Placement Agent, or to counsel for the Placement Agent, shall be deemed a representation and warranty by the Corporation to the Placement Agent as to the matters covered thereby.

              (w) The Corporation and all Persons acting on its behalf have not made, and will not make, offers or sales of the Securities or any securities that might be integrated with offers and sales of the Securities, except to "accredited investors" (as defined in Regulation D ("REGULATION D") under the Securities Act without any general solicitation or advertising and otherwise in compliance with the conditions of Regulation D.

              (x) Neither the Corporation, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any securities under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Corporation for purposes of the Securities Act or any applicable shareholder approval provisions.

              (y) Neither the Corporation nor, to the Corporation's knowledge, any employee or agent of the Corporation has made any payment of funds of the Corporation or received or retained any funds in violation of any law, rule or regulation of a character required

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to be disclosed in the Business Plan.

              (z)    The Common Stock is currently quoted on the OTCBB.

              (aa) The Corporation is not involved in any material labor dispute nor is any such dispute known by the Corporation to be threatened.

              (bb) Except as disclosed in or specifically contemplated by the Business Plan or the Securities Purchase Agreement, (i) neither the Corporation nor the Subsidiary owns or has obtained valid and enforceable licenses or options for the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights and trade secrets necessary for the conduct of the Corporation's or the Subsidiary's business as currently conducted and as the Business Plan indicates the Corporation and the Subsidiary contemplate conducting (collectively, the "Intellectual Property"); and (ii) to the Corporation's knowledge (for each of the following subsections (a) through (e)): (a) there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Corporation or the Subsidiary for the products and services described in the Business Plan that would preclude the Corporation or the Subsidiary from conducting its businesses as currently conducted and as the Business Plan indicates the Corporation and the Subsidiary contemplate conducting, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Corporation or the Subsidiary; (b) there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Corporation or the Subsidiary; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the rights of the Corporation or the Subsidiary in or to any Intellectual Property owned, licensed or optioned by the Corporation or the Subsidiary; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Corporation or the Subsidiary, other than non-material claims; and (e) there is no pending or threatened action, suit, proceeding or claim by others that the Corporation or the Subsidiary infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary right of others, other than non-material claims.

              (cc) The Corporation has initiated a review and assessment of all areas within its and the Subsidiary's business and operations that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Corporation or the Subsidiary may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based on the foregoing, except as set forth on SCHEDULE 2.1(z) of the Securities Purchase Agreement, the Corporation believes that the computer applications that are currently material to its or the Subsidiary's business and operations are reasonably expected to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000, except to the extent that a failure to do so would not reasonably be expected to have a Material Adverse Effect.

              (dd) The Corporation has delivered to the Placement Agent an agreement in the form of Attachment A hereto to the effect that it will not, for 180 days after the date the Registration Statement has been declared effective, without the prior written consent of the Placement Agent, offer to sell, sell, contract to sell, grant any option to purchase or otherwise

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dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of, whether directly or indirectly or through any change in allocation of economic risk relating to the shares, any shares of capital stock of the Corporation or securities convertible into, or exchangeable or exercisable for, shares of capital stock of the Corporation, except with respect to the issuance of shares of Common Stock upon the exercise of stock options and warrants outstanding as of the date hereof the and the issuance of Common Stock or stock options under any benefit plan of the Corporation.

              (ee) The Corporation and the Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Corporation or the Subsidiary would have any liability; neither the Corporation nor the Subsidiary has incurred and expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each "pension plan" for which the Corporation or the Subsidiary would have any liability that is intended to be qualified under
Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

              (ff) The Corporation and its directors, officers or controlling persons have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Securities Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Corporation to facilitate the sale or resale of the Securities.

       3. COVENANTS. The Corporation covenants and agrees with the Placement Agent as follows:

              (a) The Corporation shall (i) not later than the fifth Business Day following the Closing make all necessary notices and filings with the OTCBB (as well as any other national securities exchange or market on which the Common Stock is then traded or listed) with respect to a sufficient number of shares of Common Stock and Warrant Shares to cover the maximum number of Securities and Warrant Shares then issuable and (ii) provide to the Investors evidence of such notices and filings, and the Corporation shall maintain the listing of its Common Stock on such market. As used herein, "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other government actions to close.

              (b) The Corporation shall at all times have taken the steps necessary to authorize and reserve a sufficient number of shares of authorized but unissued Common Stock and Warrant Shares as required to permit the conversion of all of the Securities and exercise of the Placement Agent Warrants. The Corporation will immediately take any such steps as may be necessary in the future to increase such number of authorized but unissued shares of Common Stock and Warrant Shares in the event of a Conversion Price adjustment (as defined in the Certificate of Designation), stock split, stock dividend or any other event which increases the number of shares of Common Stock for which the Securities may be converted or into which the Placement Agent Warrants may be exercised. Any and all shares of Common Stock issued upon conversion of the Securities, or Warrant Shares issued upon exercise of the Placement Agent Warrants, shall be validly issued and outstanding, fully paid and non-assessable.

              (c) The Corporation will apply the net proceeds from the sale of the Securities in accordance with the description set forth in
Section 3.12 of the Securities Purchase Agreement.

              (d) The Corporation shall take all steps necessary to fulfill all registration or qualification requirements of any state or political subdivision of the United States in which the Securities are to be offered, sold or converted into shares of Common Stock.

              (e) If at any time following the date of the Business Plan, any event occurs as a result of which the Business Plan, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Business Plan to comply with the Securities Act or the Rules and Regulations, the Corporation will promptly notify the Placement Agent thereof and will prepare and deliver to the registered holders of the Securities and the Placement Agent, at the Corporation's expense, an amendment to the Business Plan that corrects such statement or omission or effects such compliance.

              (f) While any of the Securities remain outstanding, the Corporation shall not and shall cause the Subsidiary not to, without the consent of the holders of all of the Securities then outstanding, issue any series of preferred stock or other securities with rights senior (in respect of liquidations, dividends, preferences and similar rights) to those of the Securities.

              (g) The Corporation will not at any time, without the approval of a majority of the holders of the Initial Securities, issue any equity or equity-linked securities, in violation of the terms of Attachment A.

              (h) The Corporation will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Securities to facilitate the sale or resale of any of the Securities.

              (i) The Corporation will furnish to the Placement Agent for a period of five years, without charge, (i) copies of financial statements and related notes and schedules, (ii) supplementary financial information and interim financial statements, and (iii) other periodic and special reports as are required to be filed by the Securities Act or Rules and Regulations.

              (j) The Corporation shall use its best efforts to get approved for listing on

The Nasdaq Small-Cap Market after the Closing.

              (k) The Corporation shall use its best efforts to file, and thereafter promptly have declared effective, with the SEC either (1) a Registration Statement on Form 10 (the "Form 10"), within sixty business days after the Closing (or earlier, if necessary, to comply with the new OTCBB Eligibility Rule) or (2) a Registration Statement on Form S-1 (or other applicable form) as more fully described in the Registration Rights Agreement and a Registration Statement on Form 8-A, within sixty business days after the Closing (or earlier, if necessary, to comply with the new OTCBB Eligibility Rule) which shall comply as to form and substance with all applicable rules and regulations. This provision shall in no way be construed to limit the rights and obligations of the parties under the Registration Rights Agreement.

              (l) For a period of two years after the Closing, the Investors shall have the right to approve the appointment of any new or replacement member to the Board of Directors, such approval not to be unreasonably withheld. The Corporation agrees to take all corporate action necessary to effect the foregoing concurrent with the Closing, including, without limitation, amending the Corporation's Bylaws, in accordance with the corporate laws of the State of Nevada.

              (m) For a period of two years after the Closing, Robb Peck McCooey Clearing Corporation, its assigns or designees shall have the right to appoint a designee to serve on the Board of Directors. The Corporation agrees to take all corporate action necessary to cause the foregoing designee to be elected to the Board of Directors concurrent with the Closing, including, without limitation, amending the Corporation's Bylaws and the election of the foregoing designee, in accordance with the corporate laws of the State of Nevada.

              (n) The Corporation and the Subsidiary shall have each of its new employees, hired after the Closing, execute an Employee Inventions and Confidentiality Agreement in the form provided to outside general counsel of the Corporation, a copy of which is attached as EXHIBIT D to the Securities Purchase Agreement.

              (o) The Corporation shall adopt a Year 2000 Plan to address the Year 2000 Problem, as described in Section 2.1(z) of the Securities Purchase Agreement, within 90 days of the Closing.

              (p) The Corporation shall adopt an adequate insurance policy for its directors and officers within 60 days of the Closing.

              (q) The Corporation shall deliver to the Placement Agent at Closing a commitment letter or binder in respect of the proposed insurance policy.

       4.     REGISTRATION RIGHTS.

              (a) The Corporation shall file and use its best efforts to cause to be declared effective by the SEC not later than 120 days from the Closing (the "Required Registration Date"), a registration statement on Form S-1 (or other applicable form) under the Securities

Act, or any successor or alternate form thereto (the "Registration Statement") to register under the Securities Act the shares of Common Stock of the Corporation into which the Securities are convertible and the Placement Agent Warrants (the "Shelf Registration"). The Corporation shall take all other actions necessary to keep such Shelf Registration continuously effective such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold or (y) the date on which the Registrable Securities may be sold without any restriction pursuant to Rule 144(k) as determined by the counsel to the Corporation pursuant to a written opinion letter, addressed to the Corporation's transfer agent to such effect. If an additional Registration Statement is required to be filed because the actual number of shares of Common Stock into which the Securities are convertible exceeds the number of shares of Common Stock initially registered in respect of the Underlying Shares (as defined in the Securities Purchase Agreement) based upon the computation on the Closing, the Corporation shall have fifteen (15) Business Days to file such additional Registration Statement, and the Corporation shall use its best efforts to cause such additional Registration Statement to be declared effective by the SEC as soon as possible, but in no event later than 120 days after Closing. The Corporation shall bear all costs and expenses of such Shelf Registration.
 The Corporation shall notify the Placement Agent promptly of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof. If at any time the SEC shall issue any order suspending the effectiveness of the Registration Statement, the Corporation will make every effort to obtain the withdrawal of such order at the earliest possible moment.

              (b) If at any time following the effective date of the Registration Statement, any event occurs as a result of which the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Registration Statement to comply with the Securities Act or the Rules and Regulations, the Corporation will promptly notify the Placement Agent thereof and will prepare and file with the SEC, at the Corporation's expense, an amendment to the Registration Statement that corrects such statement or omission or effects such compliance.

              (c) The Corporation shall furnish the Placement Agent copies of all filings and correspondence with the SEC concerning the Shelf Registration.

              (d) In the event the Registration Statement has not been declared effective by the Required Registration Date, the Corporation shall promptly remit in cash to each of the purchasers of the Securities an amount equal to 2% per month or part thereof of the amount paid by each of such purchasers for the first thirty days following the Required Registration Date and thereafter an amount equal to 3% per month or part thereof until such time as the Registration Statement is declared effective.

       5. COVENANTS OF THE PLACEMENT AGENT. The Placement Agent covenants and agrees that it will take no action, nor fail to take any action, if such action or failure to take such action would have the effect that the offer or sale of the Securities would not be exempt from the registration requirements of the Securities Act, pursuant to Regulation D, or the registration or qualification requirements of any state or political subdivision of the United States in which the Securities are to be offered or sold pursuant to Regulation D.

       6. CLOSING. The payment of the purchase for, and delivery of certificates for, the Initial Securities shall be made at the offices of Stroock & Stroock & Lavan LLP, or at such other place as shall be agreed upon by you and the Corporation, on the third business day following satisfaction of the closing conditions described herein, unless earlier agreed to (such date, the "Closing Date"). The payment for, and delivery of certificates for, any Additional Securities shall be made at the offices of Stroock & Stroock & Lavan LLP, or at such other place as shall be agreed upon by you and the Corporation on or before the 10th day following effectiveness of the Registration Statement. The obligation of the Investors to purchase such Additional Securities shall be conditioned, among other things, upon the satisfaction of the closing conditions set forth herein and the accuracy of the representations and warranties of the Corporation contained herein. For purposes of this Agreement, "Closing Date" shall refer to the Closing Date for the Initial Securities and any subsequent closing date for the Additional Securities.

       7. CONDITIONS TO CLOSING. The Corporation and the Placement Agent agree that the issuance and sale of the Securities (whether Initial Securities or Additional Securities) and all obligations of the Placement Agent provided herein shall be subject to the truthfulness and accuracy of the representations and warranties contained herein as of the date hereof and as at the Closing Date, to the truthfulness and accuracy of the statements of officers and directors of the Corporation made pursuant to the provisions hereof, to the performance by the Corporation of its obligations hereunder to be performed at or prior to the Closing and to the following further conditions:

              (a) The Placement Agent shall have received from Richman, Lawrence, Mann, Chizever & Phillips, counsel to the Corporation, a legal opinion addressed to the Placement Agent, which will be in form and substance reasonably satisfactory to the Placement Agent and its counsel.

              (b) The Placement Agent and its counsel shall have been furnished such other documents and opinions as they reasonably may require for the purpose of enabling them to assess the accuracy, completeness or satisfaction of the representations, warranties or conditions herein contained.

              (c) As of the Closing: (i) in the sole opinion of the Placement Agent, there shall have been no material adverse change in the affairs of the Corporation and the Subsidiary, taken as a whole, financial or otherwise, from and as of the latest dates as of which such condition is set forth in the Business Plan, except as referred to therein; (ii) there shall have been no material transaction entered into by the Corporation or the Subsidiary from the latest date as of which the financial condition of the Corporation and the Subsidiary is set forth in the Business Plan other than transactions referred to or contemplated therein and transactions in the ordinary course of business; (iii) except as set forth in the Business Plan, the Corporation and the Subsidiary shall not have been in material default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a material default) under any provision of any material agreement or instrument to which either the Corporation or the Subsidiary is a party or by which its properties are subject or bound; and (iv) except as set forth in the Business Plan, no action, suit or proceeding at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending, threatened or, to the best knowledge of the Corporation, contemplated against the Corporation and the Subsidiary or affecting its properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, operations, financial condition or income of the Corporation and the Subsidiary.

              (d) The Placement Agent shall have received a certificate of the Chief Executive Officer of the Corporation, dated as of each Closing, to the effect that (i) there has been no material adverse change in the condition, financial or otherwise, or affairs of the Corporation from the latest date such condition is set forth in the Business Plan except as referred to therein, and (ii) each of the conditions set forth in this
Section 7 has been satisfied.

              (e) On or prior to the Closing Date, the Placement Agent shall have furnished to the Corporation a certificate to the effect that the offer and sale of the Securities shall be in compliance with Regulation D under the Securities Act.

              (f) The representations and warranties of the Corporation contained herein shall be true and correct in all material respects at the Closing Date, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Corporation and the Placement Agent and all conditions herein contained to be fulfilled or complied with by the Corporation at or prior to the Closing Date shall have been duly performed, fulfilled or complied with.

              (g) The Corporation shall have furnished to the Placement Agent such certificates, in addition to those specifically mentioned herein, as the Placement Agent may have reasonably requested as to the accuracy and completeness at the Closing of any statement in the Business Plan as to the accuracy at the Closing Date of the representations and warranties of the Corporation as to the performance by the Corporation of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Placement Agent.

              (h) On or prior to the Closing Date, the Corporation shall have duly reserved the number of shares of Common Stock and Warrant Shares required by this Agreement, the Placement Agent's Warrant Agreement and the Registration Rights Agreement to be reserved for issuance upon conversion of the Securities and upon exercise of the Placement Agent Warrants.

              (i) The trading in the Common Stock shall not have been suspended by the SEC or the OTCBB which suspension shall remain in effect.

              (j) The Corporation shall have no knowledge of any action or proceeding, pending or threatened, that may result in the delisting of the Common Stock from the OTCBB and the Corporation shall have made all necessary notices and filings with the OTCBB.

              (k) The Corporation shall have duly executed and delivered to the Placement Agent, the Placement Agent's Warrant Agreement and the Registration Rights Agreement.

              (l) On or prior to the Closing, the Corporation shall have delivered to the Investors interim financial statements reflecting the financial condition of the Corporation and the Subsidiary at May 31, 1999.

              (m) On or prior to the Closing, the Corporation shall have delivered to the Investors the results of UCC searches conducted in Nevada and California for the Corporation and the Subsidiary.

              (n) On or prior to the Closing, the Corporation shall have agreed to appoint a designee of Robb Peck McCooey Clearing Corporation (or a Robb Peck assign or designee) to the Board of Directors and to have secured the necessary approvals for the election of the foregoing designee, in accordance with the corporate laws of the State of Nevada.

              All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Placement Agent and counsel for the Placement Agent. Any certificates signed by an officer of the Corporation and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed a representation and warranty by the Corporation to the Placement Agent as to the statements made therein. If any condition to the Placement Agent's obligations hereunder to be fulfilled prior to or at the Closing is not so fulfilled, the Placement Agent may terminate this Agreement or, if the Placement Agent so elects, may waive any such conditions which have not been fulfilled or may extend the time of their fulfillment.

       8.     INDEMNIFICATION.  The Corporation hereby agrees as follows:

              (a) The Corporation will indemnify and hold harmless the Placement Agent and each of its partners, directors, officers, associates, affiliates, subsidiaries, employees, consultants, attorneys and agents, and each person, if any, controlling either the Placement Agent or any of its affiliates within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities, costs or expenses (and any legal or other expenses incurred by the Placement Agent in investigating or defending the same or in giving testimony or furnishing documents in response to a request of any government agency or to a subpoena) in any way relating to or in any way arising out of the activities of the Placement Agent contemplated by this letter, or in connection with the offering or sale of the Securities to be sold by the Corporation as contemplated hereunder. Such indemnity agreement shall not, however, cover any such loss, claim, damage, liability, cost or expense which is held in a final judgment of a court (not subject to further appeal) to have arisen out of either (i) the gross negligence or willful misconduct of the Placement Agent or (ii) a breach of Section 5 hereof by the Placement

Agent.

              (b) The Placement Agent will indemnify and hold harmless the Corporation, each person, if any, who controls the Corporation within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each director of the Corporation to the same extent as the foregoing indemnity from the Corporation to the Placement Agent, but only insofar as losses, claims, liabilities, expenses or damages arise out of either (i) the gross negligence or willful misconduct of the Placement Agent or (ii) a breach of Section 5 hereof by the Placement Agent.

              (c) If any action, proceeding or investigation is commenced by a third party as to which the indemnified party hereunder proposes to demand indemnification under this Agreement, it will notify the indemnifying party with reasonable promptness. The indemnified party shall have the right to retain counsel of its own choice (which choice shall be reasonably satisfactory to the indemnifying party) to represent it and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the indemnifying party and any counsel designated by the indemnifying party. The indemnifying party will not be liable under this Agreement for any settlement of any claim against the indemnifying party made without the indemnifying party's written consent, which shall not be unreasonably withheld.

              (d) In order to provide for just and equitable contribution, if a claim for indemnification pursuant to this Section 8 is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provided for indemnification in such case, then the Corporation, on the one hand, and the Placement Agent, on the other hand, shall contribute to the losses, claims, damages, liabilities or costs to which the indemnified persons may be subject in accordance with the relative benefits received from the offering and sale of the Securities by the Corporation, on the one hand, and the Placement Agent, on the other hand, and also the relative fault of the Corporation, on the one hand, and the Placement Agent, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, liabilities or costs, and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, the Placement Agent shall not be obligated to contribute any amount hereunder that exceeds the proceeds received by the Placement Agent from the offering and sale of the Securities.

       9. SURVIVAL. The respective indemnities of the Corporation and the Placement Agent and the representations and warranties of the Corporation set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Placement Agent, the Corporation or any person referred to in Section 8 hereof, and shall survive any termination of this Agreement and/or issuance of the Securities, and any successor or assign of the Placement Agent and/or its designee(s), the Corporation, or any such person or any legal representative of such person shall be entitled to the benefit of the respective indemnities, agreements, warranties and representations.

       10. TERMINATION. The Corporation has the right to terminate this Agreement, prior to the Closing, by written notice to the Placement Agent 10 days prior to such termination and payment of the Placement Agent's nonaccountable expense reimbursement on an assumed successful Placement of $4,000,000 of gross proceeds from the sale of the Securities less such amounts that have been previously paid or advanced by the Corporation with respect to such nonaccountable expense reimbursement. The Placement Agent shall have the right to terminate this Agreement at any time prior to the Closing, by written notice to the Corporation, if any domestic or international event or act or occurrence has materially disrupted, or in the Placement Agent's sole opinion will in the immediate future materially disrupt, securities markets; or if the United States shall have become involved in a war or major hostilities; or if a banking moratorium has been declared by any governmental authority; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if the Corporation shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which is not covered by insurance and in the Placement Agent's sole opinion, will make it inadvisable to proceed with the delivery of the Securities; or if there shall have been such material adverse change in the condition or prospects of the Corporation or the market for its securities as in the Placement Agent's sole judgment would make it inadvisable to proceed with the offering, sale and delivery of the Securities.

       Anything herein to the contrary notwithstanding, the liability of the Corporation to the Placement Agent will be as set forth in Sections 1, 8, 9 and 10 hereof, and upon demand the Corporation will pay the Placement Agent the full amount so owing.

       11.    INVESTMENT BANKING SERVICES.

              (a) The Corporation is engaging you as its financial advisor to provide investment banking services for a period of 24 months from the date hereof for purposes of advising the Corporation in connection with raising additional financing through private or public financings, assisting the Corporation in its discussions and negotiations of strategic alliances, joint ventures or similar transactions or evaluating offers received in respect of any such transactions, acting as lead manager for any underwritten public offering, acting as exclusive placement agent or advisor in connection with any private offering of securities of the Corporation and acting as financial advisor in connection with any sale or other transfer by the Corporation, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stock or assets of the Corporation, and any merger or consolidation of the Corporation with another entity. The Corporation agrees, in respect of its engagement of you described in the prior sentence, that you shall be the Corporation's exclusive agent, advisor or sole underwriter in connection with any offering of convertible preferred securities and that in connection with any other offering of equity securities, the Corporation hereby grants you a right of first refusal to serve as its exclusive advisor, agent or underwriter, which right must be expressly waived by you in writing within 15 days of receipt of the Corporation's written offer to you. Both the Placement Agent and the

Corporation agree that if a nationally-recognized financial advisor (as so determined in the Placement Agent's reasonable judgment) is successfully retained by the Corporation for an acquisition or merger as described herein, the Placement Agent will waive its rights under this Section 11.

              (b) If during the term of this engagement securities are sold by the Corporation using an agent, advisor or underwriter other than the Placement Agent (subject to the terms of Section 11(a) herein), then the Corporation shall pay the Placement Agent, at the time of each such sale, an amount equal to $100,000 and 100,000 shares of the Corporation's common stock, plus expenses.

              (c) If during the term of this engagement one or more acquisitions occur, in which the party or parties to an acquisition were identified by the Placement Agent or where the Placement Agent rendered advice concerning the acquisition, then the Corporation shall pay the Placement Agent, for its services hereunder, a cash fee at the closing of each such acquisition equal to the percentages set forth below of the Aggregate Consideration (as defined below) payable in connection with each such acquisition:


       Aggregate Consideration                          Percentages
       -----------------------                          -----------
       On the first $1,000,000                          5.0%
       Plus on the next $1,000,000                      4.0%
       Plus on the next $1,000,000                      3.0%
       Plus on the next $1,000,000                      2.0%
       Plus on the amount over $4,000,000               1.0%


              (d) For purposes of this engagement, the term "Aggregate Consideration" with respect to a particular acquisition means the aggregate gross value of all cash, securities or other property paid directly or indirectly to the Corporation (including all amounts paid or distributed by the Corporation to the holders of capital stock of the Corporation and all amounts paid, distributed or issued to the holders of options, warrants, stock appreciation rights or similar rights or securities in the Corporation in connection with the acquisition).

       12.    GENERAL PROVISIONS.

              (a) PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Placement Agent, the Corporation, the controlling and other persons referred to in Section 9 hereof, and their respective successors, legal representatives, heirs, designees and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

              (b) AMENDMENT. No amendment or modification hereto, or waiver of the terms hereof, shall be valid unless in a writing executed by each of the parties hereto or by the party or parties to be bound.

              (c) NOTICES. All notices, requests and other communications under this Agreement shall be in writing and shall be deemed to have been delivered 48 hours after having been mailed in a general or branch post office and enclosed in a registered or certified postpaid envelope; 24 hours after having been sent by overnight courier; when delivered to a telegraph company or when scanned graphically or otherwise by telegraphic communications equipment of the sending party and accompanied by a substantially contemporaneous telephone call; and, in each case, addressed to the respective parties at the addresses stated below or to such other changed addresses as the parties may have fixed by notice; provided, however, that any notice of change of address shall be effective only upon receipt.


       To the Placement
       Agent:                      Robb Peck McCooey Clearing Corporation
                                   One Exchange Plaza
                                   New York, New York  10006
                                   Attention:  Richard Rosenblum
                                   Telephone: (212) 482-3740
                                   Facsimile: (212) 425-7149

       with a copy to:             Stroock & Stroock & Lavan LLP
                                   180 Maiden Lane
                                   New York, New York  10038-4982
                                   Attention:  Susan O. Posen, Esq.
                                   Telephone: (212) 806-5400
                                   Facsimile: (212) 806-6006


       To the Corporation:         Entertainment Boulevard Inc.
                                   4052 Del Rey Avenue
                                   Suite 108
                                   Marina Del Rey, California  90292
                                   Attention:  Stephen Brown
                                   Telephone: (310) 578-5404
                                   Facsimile: (310) 578-6304

       with a copy to:             Richman, Lawrence, Mann, Chizever & Phillips
                                   9601 Wilshire Boulevard, Penthouse Suite
                                   Beverly Hills, California  90210
                                   Attention:  Gerald M. Chizever, Esq.
                                   Telephone: (310) 274-8300
                                   Facsimile: (310) 205-5348


              (d) SEVERABILITY. If any provision herein, or the application thereof to any circumstance, is found to be unenforceable, invalid or illegal, such provision shall be deemed deleted from this Agreement or not applicable to such circumstance, as the case may be, and the remainder of this Agreement shall not be affected or impaired thereby.

              (e) ATTORNEYS' FEES. If any action, including, without limitation, arbitration, should arise among the parties hereto to enforce or interpret the provisions of this Agreement, the prevailing party in such action shall be reimbursed for all reasonable expenses incurred in connection with such action, including reasonable attorneys' fees.

              (f) INTEGRATION. This Agreement expresses the entire agreement and understanding of the parties hereto with respect to the matters set forth herein and supersedes all prior agreements, arrangements and understandings among the parties hereto with respect to the matters set forth herein.

              (g) GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflicts of laws.

              (h) CAPTIONS. The section headings contained herein are inserted only for convenience and shall not affect the construction or meaning of any of the terms hereof.

              (i) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

              (j) WAIVERS. No waiver of any term, provision or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a further waiver of any such term, provision or condition or as a waiver of any other term, provision or condition.

              (k) PRONOUNS AND NUMBER. When the context so requires, the masculine shall include the feminine and neuter, the singular shall include the plural and conversely.

              (l) CERTAIN TERMS. As used herein, the term "person" means any individual or natural person, or any corporation, trust, business trust, governmental agency or body or any other legal entity, whether acting for himself, herself or itself or in a fiduciary or other capacity; the terms "hereof," "herein," "hereby" and "hereunder" refer to this Agreement in its entirety (and not solely to the particular provisions in which they may appear) and to the documents incorporated herein by reference.

              (m) SURVIVAL OF REPRESENTATIONS. All representations and warranties set forth in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

              (n) FURTHER ASSURANCES. The parties hereto agree to execute any and all such further agreements, instruments or documents, and to take any and all such further action, as may be necessary or desirable to carry into effect the purpose and intent of this Agreement.

        If the foregoing correctly sets forth the understandings among the Placement Agent and the Corporation, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                    Very truly yours,

                                    ENTERTAINMENT BOULEVARD INC.

                                    By: /s/ Stephen Brown
                                        ---------------------------
                                        Name:  Stephen Brown
                                        Title: President



READ, ACCEPTED AND AGREED TO AS
OF THE DATE FIRST WRITTEN ABOVE:

ROBB PECK MCCOOEY CLEARING CORPORATION


By: /s/ Richard Rosenblum
    --------------------------
    Name:  Richard Rosenblum
    Title:

                               ATTACHMENT A

                              LOCK UP LETTER



Robb Peck McCooey Clearing Corporation
  As Placement Agent
One Exchange Plaza
New York, NY  10006


Ladies and Gentlemen:


       Reference is made to a Placement Agency Agreement (the "Placement Agency Agreement"), which will be executed between Entertainment Boulevard Inc., a Nevada corporation (the "Corporation"), and Robb Peck McCooey Clearing Corporation (the "Placement Agent").

       In consideration of the Placement Agency Agreement, the Corporation hereby agrees not to, without the prior written consent of the Placement Agent, offer, sell or otherwise dispose of any shares, directly or indirectly, or transfer any of the economic risk of ownership, of its common stock, par value $0.001 per share (the "Common Stock"), owned by the undersigned until such time as the Registration Statement (as defined in the Registration Rights Agreement) is declared effective, except with respect to the issuance of shares of Common Stock upon the exercise of stock options and warrants outstanding as of the date hereof and the issuance of Common Stock or stock options under any benefit plan of the Corporation.

       It is understood that, if the Corporation notifies you that it does not intend to proceed with the issuance and sale of Securities (as defined in the Placement Agency Agreement) pursuant to the Placement Agency Agreement, if the Placement Agency Agreement does not become effective, or if the Placement Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities, the undersigned will be released from his obligations under this letter agreement.



Dated: September   , 1999


                                   Very truly yours,

                                   ENTERTAINMENT BOULEVARD INC.

                                   -----------------------------
                                   Name:
                                   Title: